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                                                                      EXHIBIT 16



      [Land & Associates, P.C., CPAs Letterhead]



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Gateway Bancshares, Inc. dated June 21, 2000.



/s/ Land & Associates, P.C., CPAs
---------------------------------



Ellijay, Georgia
June 21, 2000